Exhibit 10.7

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE (this “Amendment”) is made as of the 18th day of June 2021, by and between INSITRO, INC., a Delaware corporation (“Sublandlord”) and DICE MOLECULES SV, INC., a Delaware corporation (“Subtenant”), with reference to the following facts and objectives:

RECITALS

A. ARE-SAN FRANCISCO No. 12, LLC, a Delaware limited liability company (“Master Landlord”), as landlord, and Sublandlord, as tenant, entered into that certain Lease Agreement, dated as of June 27, 2018, as amended by a First Amendment to Lease dated October 12, 2018 (as amended, the “Master Lease”), pursuant to which Master Landlord leases to Sublandlord the entire second and third floors of the building, consisting of approximately 71,594 total rentable square feet (the “Premises”).

B. Sublandlord, as sublandlord, and Subtenant, as subtenant, entered into that certain Sublease Agreement dated as of March 1, 2019 (the “Sublease”), with respect to a portion of the Premises consisting of approximately 19,532 rentable square feet of space (the “Subleased Premises”).

C. Sublandlord and Subtenant desire to amend the Sublease to extend the Sublease Term (as defined in the Sublease), to reduce the size of the Subleased Premises during the Extended Sublease Term (as defined below) to exclude that certain space containing approximately 1,663 square feet of area (2,816 rentable square feet) commonly known as Suite 360 (as shown on Revised Exhibit A-1 (defined below) and attached hereto, “Suite 360”), and to change certain other terms of the Sublease as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Extended Term. Subject to Paragraph 2 hereof, the Sublease Term is hereby extended for two (2) months, commencing on March 1, 2022 and expiring on April 30, 2022 (the “Extended Sublease Term”), upon the terms and conditions set forth in this Amendment. Base Rent for the Subleased Premises during the Extended Sublease Term shall be $97,454.28 per month, references in the Sublease to the word “Sublease Term” shall include the Extended Sublease Term, references in the Sublease to the word “Subleased Premises” during the Extended Sublease Term shall exclude Suite 360 and mean only the approximately 16,716 rentable square feet as more particularly shown as “DICE” areas on the attached Revised Exhibit A-1, and Subtenant’s Share of Operating Expenses, Subtenant’s Pro Rata Share and the FF&E Charges during the Extended Sublease Term shall be reduced to reflect the reduced square footage of the Subleased Premises due to the exclusion of Suite 360. Effective as of March 1, 2022, Exhibit A-1 of the Sublease shall be deleted in its entirety and replaced with the attached revised Exhibit A-1 (“Revised Exhibit A-1”). All other terms and conditions contained in the Sublease and this Amendment, as the same may be amended from time to time by the parties in accordance with the provisions of the Sublease, shall remain in full force and effect and shall apply during the Extended Sublease Term.

2. Surrender of Suite 360. The Extended Sublease Term shall not apply to Suite 360 and this Amendment shall not modify Subtenant’s obligations to surrender Suite 360 pursuant to the Sublease.

3. Conditions Precedent. This Amendment and Sublandlord’s and Subtenant’s obligations hereunder are conditioned upon the written consent of Master Landlord, which consent, unless waived by Subtenant, must include Master Landlord’s agreement that Section 10 of Master Landlord’s consent does not apply to the extension in this Amendment. If Sublandlord fails to obtain Master Landlord’s consent within thirty (30) days after execution of this Sublease by Sublandlord, (a) Subtenant may terminate this Amendment by giving Sublandlord written notice thereof prior to receipt of such consent and (b) Sublandlord may terminate this Amendment by giving Subtenant written notice thereof prior to receipt of such consent.

4. Brokers. Subtenant and Sublandlord each represent that it has dealt with no real estate brokers, finders, agents or salesmen in connection with this Amendment. Each party shall hold the other harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of its actions or dealings with such agent, broker, salesman, or finder.

5. Miscellaneous. This Amendment, together with the Sublease constitutes the entire agreement between Sublandlord and Subtenant regarding the Sublease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Amendment shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective heirs, legal representatives, successors and assigns. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Sublandlord and Subtenant. The captions used in this Amendment are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. This Amendment shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Amendment shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Sublandlord or Subtenant. This Amendment shall not be legally binding until it is executed by both Sublandlord and Subtenant. Except as specifically amended hereby, the Sublease and all of the terms and conditions of the Sublease are and shall remain in full force and effect and are hereby ratified and confirmed. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Sublease.

IN WITNESS WHEREOF, the parties have executed this Amendment, by their duly authorized signatories, as of the day and year first above written.

SUBLANDLORD:

INSITRO, INC., a Delaware corporation

By:	/s/ Mary Rozenman
Name: Mary Rozenman
Title: CFO/CBO

SUBTENANT:

DICE MOLECULES SV, INC., a Delaware corporation

By:	/s/ J. Kevin Judice
Name: J. Kevin Judice
Title: CEO

EVISED EXHIBIT A-1

SUBLEASED PREMISES

DocuSign Envelope ID: 9E22851C-9F61-4D1B-9C55-94311F5C3956

EXHIBIT A-1

OUTLINE OF SUBLEASED PREMISES

DICE
DICE
DICE
DICE
DICE
DICE
SUITE A
SUITE B
SHARED SUITE A & B
DICE MOLECULES
FLOOR AND BUILDING COMMON AREAS

EXHIBIT A-1
-1-

9618587.3 (9620676.1)